UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      December 15, 2015

Taylor Morrison Home Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-35873	90-0907433
(Commission File Number)	(I.R.S. Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000
Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 840-8100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
On December 15, 2015, Taylor Morrison Home Corporation (the “Company”) issued a press release announcing that its Board of Directors had authorized an extension of its stock repurchase program until December 31, 2016.  The stock repurchase program, which was due to expire on December 31, 2015, permits the repurchase of up to $50 million of the Company’s Class A Common Stock in open market purchases, privately negotiated transactions or other transactions.  The stock repurchase program is subject to prevailing market conditions and other considerations, including the Company’s liquidity, the terms of its debt instruments, planned land investment and development spending, acquisition and other investment opportunities and ongoing capital requirements.  As of December 14, 2015, the Company had repurchased 490,479 shares of its Class A Common Stock pursuant to the stock repurchase program since the program’s inception in November 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits
Exhibit No.	Description
99.1	Press release issued December 15, 2015 by Taylor Morrison Home Corporation
.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 15, 2015

Taylor Morrison Home Corporation

By:	/s/ Darrell C. Sherman
Name: Darrell C. Sherman
Title: Vice President, Secretary and General Counsel